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                                                                    EXHIBIT 99.1

NEWS FROM
TRANS-INDUSTRIES

Trans-Industries, Inc. - 1780 Opdyke Court - Auburn Hills, MI 48326

FOR FURTHER INFORMATION:
   AT TRANS-INDUSTRIES:
   Kai Kosanke
   Chief Financial Officer
   (248) 364-0400

FOR IMMEDIATE RELEASE
WEDNESDAY OCTOBER 5, 2005

          TRANS-INDUSTRIES, INC. COMPLETES PRIVATE SALE OF COMMON STOCK

AUBURN HILLS, MICHIGAN - OCTOBER 5, 2005 - TRANS-INDUSTRIES, INC. (NASDAQ:
TRNI), a manufacturer of bus lighting systems and information display products, announced today that the Clark-Reliance Corporation completed the transaction to purchase 1,008,606 shares of common stock at $0.7436 per share on Friday, September 30, 2005. The Clark-Reliance Corporation is a privately held corporation. Mr. Harry E. Figgie Jr., a Trans-Industries Board member, is Chairman of the Board of the Clark-Reliance Corporation. Certain other directors of Trans-Industries are also on the Board of Clark-Reliance. Proceeds from this sale will be used for working capital, financing expenses and the reduction of certain term debt held by the Company's present lender.

ABOUT THE COMPANY:

The Company is a leading provider of lighting systems and related components to the mass transit market as well as a supplier of information hardware and software solutions on Intelligent Transportation Systems (ITS) and mass transit projects. ITS utilizes integrated networks of electronic sensors, signs and software to monitor road conditions, communicate information to drivers and help transportation authorities better manage traffic flow across their existing infrastructures.

FORWARD-LOOKING STATEMENTS:

Except for statements of historical fact, this news release contains certain forward-looking statements about the Company. Such statements are subject to significant risks and uncertainties including changes in economic and market conditions, management of growth, and other risks noted in the Company's SEC filings which may cause actual results to differ materially.

                VISIT TRANS-INDUSTRIES AT www.transindustries.com